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                                                         Exhibit 20

                                 RIDDELL SPORTS INC.

                                STOCK OPTION AGREEMENT
                        PURSUANT TO ITS 1991 STOCK OPTION PLAN

                             (NON-QUALIFIED STOCK OPTION)



         THIS AGREEMENT, made as of this 28th day of September 1995 by RIDDELL SPORTS INC., a Delaware Corporation (hereinafter called the "Company"), and DAN COUGILL (hereinafter called the "Holder"):

         The Company has adopted a 1991 Stock Option Plan (the "Plan"), as amended on August 20, 1992 and September 30, 1993. Said Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement.

         The Compensation Committee of the Board of Directors (the "Board"), which is charged with the administration of the Plan pursuant to Section 3 thereof, has determined that it would be to the advantage and interest of the Company to grant the Option provided for herein to the Holder as an inducement to remain in the service of the Company or one of its subsidiaries, and as an incentive for increased efforts during such service.

         NOW, THEREFORE, pursuant to the Plan, the Company with the approval of the Compensation Committee of the Board hereby grants to the Holder effective September 28, 1995, provided Holder is an employee in good standing on such date, an Option to purchase all or any part of 15,000 shares of Common Stock of the Company, par value $.01 per share, at a price per share equal to the closing price reported on NASDAQ for the Company's Common Stock on September 28, 1995 ($3 3/8) which price shall not be less than 85% of the fair market value of a share of Common Stock on September 28, 1995 (the "Option"). The Option is granted and upon the following terms and conditions:

         1.   BASIC PROVISIONS OF GRANT.    The Option shall continue in force
through September 28, 2000 (the "Expiration Date"), unless sooner terminated as provided herein and in the Plan. Subject to the provisions of the Plan, the Option, shall become exercisable as to 25% of the number of shares originally covered by such Option, upon the first anniversary of the date of grant of the Option, and as to 25% of the number of shares originally covered by such Option upon the second and third anniversaries of the date of grant of the Option, and on the fourth anniversary of the date of grant of Option, shall become fully exercisable. Such installments shall be cumulative, subject to the following:

              (a) Except as provided hereinbelow, the Option may not be exercised unless the Holder is then an employee (including officers and directors who are employees), non-employee director, consultant, advisor, agent or independent representative of the Company or any subsidiary of the Company or any combination thereof and unless the Holder has remained in the continuous employ or service thereof from the date of grant.

         2. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. In the event that the employment or service of the Holder shall be terminated prior to the Expiration Date (otherwise than by reason of death or disability), the Options may, subject to the provisions of the Plan, be exercised (to the extent that the Holder was entitled to do so at the termination of this employment or service) at any time within 90 days after such termination, but not after the Expiration Date; provided,

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however, that if such termination shall have been for cause or voluntarily by the Holder and without the consent of the Company or any subsidiary corporation thereof, as the case may be (which consent shall be presumed in the case of normal retirement), the Option and all rights of the Holder hereunder, to the extent not therefore exercised, shall forthwith terminate immediately upon such termination. Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any subsidiary of the Company or affect the right of the Company or any subsidiary to terminate his/her employment or service at any time.

         3. EFFECT OF DEATH AND DISABILITY. If the Holder shall (a) die while he/she is employed by or serving the Company or a corporation which is a subsidiary thereof or (b) die within 90 days after the termination of such position (other than termination for cause, or voluntarily on his part and without the consent of the Company or subsidiary corporation thereof, as the case may be, which consent shall be presumed in the case of normal retirement), or (c) become permanently and totally disabled within the meaning of Section 22
(e)(3) of the Code while employed by or serving any such Company, and if the Option was otherwise exercisable immediately prior to the occurrence of such event, then such Option may be exercised as set forth herein by the Holder or by the person or persons to whom the Holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his/her executors or administrators, at any time within six months after the date of death of the original Holder, or six months after the date of permanent or total disability, but in either case, not later than the Expiration Date.

         4.   EXERCISE.

              (a) The Holder may exercise the Option with respect to all or any part of the shares then purchasable hereunder by giving the Company written notice in the form annexed, as provided in paragraph 8 hereof, of such exercise. Such notice shall specify the number of shares being exercised and shall be accompanied by payment in full in cash of an amount equal to the exercise price of such shares multiplied by the number of shares as to which the Option is being exercised; provided that, if permitted by the Board, the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid. In such event fair market value should be determined pursuant to paragraph 5 of the Plan.

              (b) Prior to or concurrently with delivery by the Company to the Holder of a certificate(s) representing such shares, the Holder shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements. In the event such amount is not paid promptly, the Company shall have the right to deduct from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.

         5.   ADJUSTMENT FOR CHANGES IN COMPANY CAPITALIZATION.
Notwithstanding any other provision of the Plan, in the event of a change in the outstanding Common Stock of the Company by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of shares and price per share subject to the Options shall be appropriately adjusted by the Board (or committee of the Board established under the Plan), whose determination shall be conclusive.

         6. NON-TRANSFERABILITY. No options granted hereunder shall be transferable other than by will or by the laws of descent and distribution, except that any Option may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of the Holder while such Holder is entitled to exercise the Options, subject to restrictions on transfer imposed while such

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Holder is entitled to exercise the Options, subject to restrictions on transfer imposed by federal and state securities laws, and if prior thereto the transferee agrees to be bound by the terms of the Plan and the Options, as the case may be. Options may be exercised, during the lifetime of the Holder, only by the Holder, or by his/her guardian or legal representative. In the event of any attempt by the Holder to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Options by notice to the Holder and they shall thereupon become null and void.

         7. NO RIGHTS UNTIL EXERCISE AND ISSUANCE. Neither the Holder nor in the event of his death, any person entitled to exercise his/her rights, shall have any of the rights of a stockholder with respect to the shares subject to the Options until share certificates have been issued and registered in the name of the Holder or his/her estate, as the case may be.

         8. NOTICE. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of General Counsel, 900 Third Avenue, 27th Floor, New York, New York 10022, and any notice to the Holder shall be addressed to him/her at his/her address now on file with the Company, or to such other address as either may last have designated to the other notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

         9. BOARD DETERMINATION FINAL. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by the Options, the determination by the Board (as constituted at the time of such determination) or committee of the Board established under the plan of the rights of the Holder shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to any Option.



                                       RIDDELL SPORTS INC.


                                       By:
                                          -----------------------
                                          Vice President

ACCEPTED AND AGREED

/s/Dan Cougill
- -----------------------------

Print: Dan Cougill
      -----------------------
         Dan Cougill

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                        FORM OF NOTICE OF EXERCISE OF OPTION



TO: RIDDELL SPORTS INC.
    900 Third Avenue
    New York, New York 10022



    The undersigned hereby exercises his/her Option to purchase _______________ shares of Common Stock of Riddell Sports Inc. (the "Company") pursuant to the Option as provided in the Stock Option Agreement dated as of September 28, 1995 ($3 3/8) per share (the closing price of the Company's Common Stock on September 28, 1995), a total of $__________, and makes payment therefor as follows:

    (a) To the extent of $______ of the purchase price, the undersigned hereby surrenders to the Company certificates for shares of its Common Stock, which, valued at $__________ per share, the fair market value thereof, equals such portion of the purchase price.

    (b) To the extent of the balance of the purchase price, the undersigned has enclosed a certificate of bank check payable to the order of the Company for $__________.

    A stock certificate or certificate for the shares should be delivered in person or bailed to the undersigned at the address shown below.

    The undersigned hereby represents and warrants that it is his (her) present intention to acquire and hold the aforesaid shares of Common Stock of the Company for his (her) own account for investment, and not with a view of the distribution of any thereof, and agrees that he (she) will make no sale, thereof, except in compliance with the applicable provisions of the Securities Act of 1933, as amended.

                             Signature:
                                            ------------------------------
                                            Dan Cougill

                             Address:
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Dated: